EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Ambac Assurance Corporation
     We consent to the incorporation by reference in the registration statement (No. 333-125925) of Triad Financial Special Purpose LLC (the “Registrant”) and in the Prospectus Supplement of the Registrant relating to Triad Automobile Receivables Trust 2006-A (the “Prospectus Supplement”) of our report dated March 2, 2005 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 15, 2005, and to the reference to our firm under the heading “Experts” in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.
/s/ KMPG LLP
New York, New York
January 20, 2006